Filed by Benihana Inc.

Pursuant to Rule 425 under the Securities Act of
1933 and deemed filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934

Subject Company:  Benihana Inc.

Registration Statement File No.: 333-176842

Benihana Inc. Sends Letter to Stockholders

Board Reaffirms Commitment to Reclassification Proposal and Urges Stockholders to Vote the WHITE Proxy Card to Ensure Benihana Can Continue to Realize Its Potential Value

MIAMI, Oct. 17, 2011 /PRNewswire/ -- Benihana Inc. (NASDAQ: BNHN; BNHNA), operator of the nation's largest chain of Japanese theme and sushi restaurants, today sent a letter to stockholders reaffirming the Board's commitment to the Company's reclassification proposal, which if approved by stockholders will reclassify each share of the Company's Class A Common Stock into one share of Common Stock, and highlighting the special meeting for stockholders it intends to hold on November 17, 2011.

(Logo: http://photos.prnewswire.com/prnh/20110513/NY02073LOGO )

The full text of the letter is as follows:

October 17, 2011

Dear fellow Benihana stockholders:

Your company continues to prove itself in the market, reporting last week its twenty-first consecutive four-week period, and its seventh consecutive quarter, of comparable restaurant sales growth.  It is clear that our business is moving forward, and we are capitalizing on our strong foundation for continued growth.  Against such a positive backdrop, the overwhelming majority of our stockholders who were not affiliated with Benihana of Tokyo, Inc. ("BOT") and who voted last month at a special meeting decisively supported our reclassification proposal (the "Reclassification"), which will simplify the Company's capital structure by reclassifying each share of Class A Common Stock into one share of Common Stock.  In fact, excluding BOT votes, over 82% of votes cast by holders of Common Stock were in favor of the proposal.

VOTE THE ENCLOSED WHITE PROXY CARD TODAY TO ENSURE YOUR COMPANY CAN CONTINUE TO REALIZE ITS POTENTIAL VALUE

As a result of BOT's large voting block, however, the Company did not receive the required approval for the Reclassification by a majority of the outstanding shares of Common Stock – defeated by a small margin of 257,352 shares of Common Stock.  All other classes of stock voted a majority of shares outstanding in favor of the Reclassification.

We believe that, given this resounding endorsement, it is appropriate to give our stockholders another opportunity to demonstrate their support for this proposal at a new special meeting, which we intend to hold on November 17, 2011.

The proposed Reclassification is in the best interest of ALL stockholders

PLEASE VOTE THE ENCLOSED WHITE PROXY CARD TODAY TO ENSURE YOUR COMPANY CAN IMPLEMENT ITS RECLASSIFICATION PROPOSAL

In addition, BFC Financial Corporation ("BFC") has converted all of its remaining shares of Series B Preferred Stock into Common Stock prior to the new record date to support the desire of the majority of non–BOT stockholders, as demonstrated by the results of the vote held at our September meeting, to implement this proposal.  Among other things, BFC is giving up the opportunity for an attractive dividend yield from its Preferred Stock, without receiving a monetary benefit.  Additionally, BFC's voting position will be diluted by the Reclassification, and yet they too recognize that the proposal will serve the best interest of all stockholders.

Additionally, we have made very clear the compelling advantages that we believe the Reclassification would provide, including:

•	Improved liquidity and enhanced quality of trade execution by aggregating the volume of common shares traded, thereby removing a possible impairment to efficient trading of our stock.
•
Alignment of voting rights with economic ownership by eliminating the disparity between voting interests and economic interests, and therefore, potentially making our Common Stock a more attractive investment.

•
Increased attractiveness to institutional investors. The Reclassification could address complexity and liquidity concerns that institutional investors typically express and may make Common Stock more attractive to institutional investors.

•
Improved transparency and elimination of investor confusion.  Following BFC's conversion of its remaining Series B Preferred Stock into Common Stock, the Reclassification will allow the Company to operate with a single class of stock going forward, thereby significantly simplifying the Company's capital structure.  In doing so, the Company will eliminate potential investor confusion, including confusion as to the calculation of our total market capitalization, shares outstanding, and earnings-per-share.

•
Increased flexibility for future strategic opportunities. The simplified structure could provide increased flexibility to use equity as acquisition currency for possible future acquisitions, as well as for possible future offerings of our capital stock to potential investors.

Further, we believe it is important to have clarity on this issue prior to the annual meeting, in order to avoid an unnecessarily complicated voting process for directors at the annual meeting, given the number of scenarios that might otherwise be involved.

ALLOW THE COMPANY TO CONTINUE TO UNLOCK VALUE FOR ITS STOCKHOLDERS – SIGN, DATE AND RETURN THE WHITE PROXY TODAY, EVEN IF YOU VOTED ALREADY ON A CARD OF ANOTHER COLOR

Now more than ever it is important to your Company's continued progress that stockholders send an unambiguous signal of support for a proposal that will simplify the capital structure, improve transparency and liquidity, increase flexibility to pursue strategic opportunities, and strengthen corporate governance.

Your vote is important regardless of the number of shares you own.  Please take the time to vote today.  Even if you have already voted, please take a moment right now to sign, date, and return the enclosed WHITE proxy card, and please discard any gold (or other) proxy cards you receive.  Your latest dated proxy is the one that counts!

If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Georgeson in the self-addressed, stamped envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, please sign, date and mail the enclosed WHITE proxy card in the self-addressed, stamped envelope provided. If you have any questions or need assistance in voting your shares, please contact our proxy solicitor at the following:

Georgeson
199 Water Street, 26th Floor
New York, NY  10038
Stockholders Call Toll-Free (888) 549-6618

With appreciation for your investment in, and support for Benihana,

Richard C. Stockinger
Chairman, Chief Executive Officer, and President

Safe Harbor Statement

Except for the historical matters contained herein, statements in this letter are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of Benihana, including, without limitation: risks related to Benihana's business strategy, including the Renewal Program and marketing programs; risks related to Benihana's ability to operate successfully in the current challenging economic environment; risks related to Benihana's efforts to strengthen its Benihana Teppanyaki concept and build its RA Sushi and Haru brands; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although Benihana believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in Benihana's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. Benihana does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Additional Information

On September 15, 2011, Benihana filed with the Securities and Exchange Commission a Registration Statement on Form S-4, which has since been declared effective by the Securities and Exchange Commission. The Registration Statement on Form S-4 contains a proxy statement/prospectus which describes the proposed reclassification. Stockholders of Benihana are advised to read the proxy statement/prospectus, because it contains important information. Such proxy statement/prospectus and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission's website () or from Benihana at the Investor Relations section of www.benihana.com/about or by contacting the Company by telephone at (305) 593-6770 (Attention: General Counsel).

Benihana and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed reclassification. The participants in such solicitation may include Benihana's executive officers and directors. Further information regarding persons who may be deemed participants is available in Benihana's proxy statement/prospectus.

Media Contacts

Jeremy Fielding / Anntal Silver
Kekst and Company
(212) 521-4800